Exhibit 4.6

RIGHTS AGREEMENT

dated as of

November 10, 2005

between

IHS INC.

and

COMPUTERSHARE TRUST COMPANY, INC.,

as Rights Agent

i

RIGHTS AGREEMENT

AGREEMENT dated as of November 10, 2005, between IHS Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, Inc., as Rights Agent (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, on April 6, 2005, the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (a “Class A Right”) for each share of Class A Common Stock (as defined below) outstanding at the close of business (as defined below) on November 16, 2005 (the “Record Date”) and a dividend of one preferred stock purchase right (a “Class B Right”) for each Class B Common Stock (as defined below) outstanding on the Record Date (the Class A Rights and Class B Rights together, the “Rights” and any one, a “Right”), and authorized the issuance, upon the terms and subject to the conditions herein, of one Class A Right (subject to adjustment) in respect of each share of Class A Common Stock and one Class B Right in respect of each share of Class B Common Stock issued after the Record Date, each Right representing the right to purchase, upon the terms and subject to the conditions herein, one one-hundredth (subject to adjustment) of a share of Preferred Stock (as defined below);

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Definitions.  (a)  The following terms, as used herein, have the following meanings:

“Acquiring Person” means any Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of the Specified Percentage of the number of shares of outstanding Common Stock (without giving effect to any special voting rights of the Class B Common Stock); provided that “Acquiring Person” shall not include:

(i)         an Exempt Person;

(ii)        any Person that the Board determines in good faith became the Beneficial Owner of the Specified Percentage of shares of outstanding Common Stock inadvertently (including, without limitation, because such Person was unaware that it Beneficially Owned the Specified Percentage of shares of outstanding Common Stock, or such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, unless such Person fails to divest itself, as soon as practicable (as determined in good faith by the Board), of Beneficial

Ownership of a sufficient number of shares of Class A Common Stock so that such Person would own less than the Specified Percentage of shares of outstanding Common Stock;

(iii)       any Person that, as the result of an acquisition of any shares of Common Stock by the Company that, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Class A Common Stock Beneficially Owned by such Person to the Specified Percentage of shares of Common Stock then outstanding; provided, however, that if such Person shall thereafter become the Beneficial Owner of any additional shares of Class A Common Stock (other than pursuant to a dividend or distribution paid or made by the Company or pursuant to a split or subdivision of any of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional shares of Class A Common Stock such Person does not Beneficially Own the Specified Percentage of the shares of Common Stock then outstanding; or

(iv)       any Person who is the Beneficial Owner of less than 20% of the shares of Common Stock then outstanding and (A) is permitted, pursuant to Rule 13d-1 under the Exchange Act, to report such ownership on Schedule 13G (or any comparable or successor report) or (B) was permitted to report such ownership on Schedule 13G (or any comparable or successor report) and thereafter does not acquire additional shares of Common Stock (other than as a result of any stock split, stock dividend or similar transaction) subsequent to the time when such Person became ineligible to report such ownership on Schedule 13G (or any comparable or successor report), or any Person who is the Beneficial Owner of less than 20% of the shares of Common Stock then outstanding and has reported or is required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to, or otherwise reserve the right to, control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Stock) and, within 10 business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Class A Common Stock in excess of 14.9% of the shares of outstanding Common Stock inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates, thereafter does not acquire additional shares of Class A Common Stock (other than as a result of any stock split, stock dividend or similar transaction) while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10-Business-Day period.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act as in effect on the date hereof.

“Associate” has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act as in effect on the date hereof.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to have “Beneficial Ownership” of and to “Beneficially Own”, any securities:

(i)         which such Person or any of its Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof) (other than securities acquired pursuant to customary agreements with and between underwriters, initial purchasers or selling group members with respect to a bona fide public offering of such securities, or a private placement of securities pursuant to an exemption under the Securities Act, by the Company);

(ii)        which such Person or any of its Affiliates or Associates, directly or indirectly, has

(A)       the right to acquire (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters, initial purchasers or selling group members with respect to a bona fide public offering of such securities, or a private placement of securities pursuant to an exemption under the Securities Act, by the Company); provided that a Person shall not be deemed the “Beneficial Owner” of or to “Beneficially Own”, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities that such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person or (3) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Sections 3(b), 4(b), 9(i) or 9(p); or

(B)        the right to vote (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing); provided that a Person shall not be deemed the “Beneficial Owner” of or to “Beneficially Own” any security under this clause (B) as a result of an agreement, arrangement or other understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)       which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) and with respect to which the Person or any of its Affiliates or Associates has any agreement, arrangement or other understanding (other than customary agreements with and between underwriters, initial purchasers or selling group members with respect to a bona fide public offering of such securities, or a private placement of securities pursuant to an exemption under the Securities Act, by the Company) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (ii)(B) immediately above) or disposing of any such securities;

provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such position, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are “Beneficially Owned”, including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“close of business” on any given date means 5:00 p.m., New York City time, on such date; provided that if such date is not a Business Day “close of business” means 5:00 p.m., New York City time, on the next succeeding Business Day.

“Common Stock” means the Class A Common Stock and Class B Common Stock, except that, when used with reference to any Person other than the Company, “Common Stock” means the equity securities or other equity interest having power to control or direct the management of such Person.

“Distribution Date” means the earlier of (i) the close of business on the tenth Business Day after the Stock Acquisition Date and (ii) the close of business on the tenth Business Day (or such later day as may be designated prior to the occurrence of a Section 9(i) Event by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would be an Acquiring Person.

“Exempt Person” means (i) the Company or any Subsidiary of the Company (in each case including, without limitation, in any fiduciary capacity), (ii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or other benefits for employees of the Company or of any Subsidiary of the Company, (iii) Tornabuoni Limited and its Affiliates and Associates, (iv) Thybo Trustees Limited and its Affiliates and Associates, (v) the Thyssen-Bornemisza Continuity Trust and its Affiliates and Associates, including TBG Holdings N.V., Urpasis Investments Limited and Urvanos Investments Limited and their respective Affiliates and Associates or (vi) any Permitted Transferee; provided however, notwithstanding anything provided herein to the contrary, if a Permitted Transferee at any time beneficially owns less than the Specified Percentage of shares of outstanding Common Stock (without giving effect to any special voting rights of the Class B Common Stock), such Permitted Transferee shall no longer be an Exempt Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, unless otherwise expressly specified.

“Expiration Date” means the earlier of (i) the Final Expiration Date and (ii) the time at which all Rights are redeemed as provided in Section 20 or exchanged as provided in Section 21.

“Final Expiration Date” means the close of business on November 10, 2015.

“Permitted Transferees” means, with respect to transfers of any shares of Common Stock, (i) any trust, so long as one or more of the beneficiaries of The

Thyssen-Bornemisza Continuity Trust as of the date hereof is the principal beneficiary (or principal beneficiaries) of such trust or (ii) any corporate entity, partnership, or other similar entity, that is wholly-owned, directly or indirectly, by The Thyssen-Bornemisza Continuity Trust or any trust referred to in (i) above.

“Person” means an individual, entity or organization.

“Preferred Stock” means the Series A Junior Participating Preferred Stock, with no par value per share, of the Company, having the terms set forth in the form of certificate of designation attached hereto as Exhibit A.

“Purchase Price” means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-hundredth of a share of Preferred Stock (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $100.

“Securities Act” means the Securities Act of 1933, as amended, unless otherwise expressly specified.

“Specified Percentage” means 15% or more.

“Stock Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D under the Exchange Act (or any comparable or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

“Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

“Trading Day” means a day on which the principal national securities exchange or over-the-counter market on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.

“Transfer” means, with respect to any share or Right, any sale, pledge, conveyance, hypothecation, assignment or other transfer whether direct or indirect through the sale, conveyance, hypothecation, assignment or other transfer of an entity that owns such share or Right.

(a)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adjustment Shares	9
Class A Right Certificate	2
Class B Right Certificate	2
Company	Preamble
equivalent preferred stock	9
Exchange Ratio	21
Principal Party	11
Record Date	Recitals
Redemption Price	20
Right	Recitals
Rights Agent	Preamble
Right Certificate	3(b)
Section 9(a)(ii) Event	9(i)
Section 11 Event	11
Substitution Period	9

SECTION 2.  Other Definitional and Interpretative Provisions.  Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

SECTION 3.  Issuance Of Rights And Right Certificates.  Section 2 Certificates for Class A Common Stock issued at any time prior to the earlier of the Distribution Date and the Expiration Date shall have printed or written on or otherwise affixed to them the following legend:

This certificate also evidences certain Class A Rights as set forth in a Rights Agreement between IHS Inc. (the “Class A Company”) and Computershare Trust Company, Inc., as Rights Agent, dated as of November 10, 2005, and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights Agreement, such Class A Rights may be evidenced by separate certificates instead of by this certificate and may be redeemed or exchanged or may expire.  As set forth in the Rights Agreement, Class A Rights issued or transferred to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, shall be null and void.

Certificates for Class B Common Stock issued at any time prior to the earlier of the Distribution Date and the Expiration Date shall have printed or written on or otherwise affixed to them the following legend:

This certificate also evidences certain Class B Rights as set forth in a Rights Agreement between IHS Inc. (the “Company”) and Computershare Trust Company, Inc., as Rights Agent, dated as of November 10, 2005, and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights Agreement, such Class B Rights may be evidenced by separate certificates instead of by this certificate and may be redeemed or exchanged or may expire.  As set forth in the Rights Agreement, Class B Rights issued or transferred to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, shall be null and void.

(a)        Prior to the Distribution Date, Section 3 the Rights will be evidenced by the applicable certificates for the Common Stock and not by separate Right Certificates (as hereinafter defined) and the registered holders of the applicable Common Stock shall be deemed to be the registered holders of the associated Rights, and Section 4 the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock.

(b)        From and after the Distribution Date, the Rights will be evidenced solely by separate Right Certificates and will be transferable only in connection with the transfer of the Right Certificates pursuant to Section 5.  As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Affiliate or Associate thereof), one or more Class A Right Certificates in substantially the form of Exhibit C hereto (a “Class A Right Certificate”), evidencing one Class A Right (subject to adjustment as provided herein) for each share of Class A Common Stock so held and one or more Class B Right Certificates, in substantially the form of Exhibit D hereto (a “Class B Right Certificate,” and together with the Class A Right Certificate, the “Right Certificates”), evidencing one Class B Right (subject to adjustment as provided herein) for each Class B Common Stock so held.  If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 9, the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments in accordance with Section 38 so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

(c)        Rights shall be issued in respect of all shares of Common Stock outstanding as of the Record Date or issued (on original issuance or out of treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date.  In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company Section 5 shall, with respect to shares of Common Stock so issued or sold (A) pursuant to the exercise of stock options or under any employee plan or arrangement or (B) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date, and Section 6 may, in any other case, if deemed appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale;

provided that no such Right Certificate shall be issued if, and to the extent that, (i) the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued or (ii) appropriate adjustment shall otherwise be made in lieu of the issuance thereof.

SECTION 4.  Form of Right Certificates.  Section 7 The Right Certificates evidencing the Rights (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) shall be substantially in the forms of Exhibits C and D hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  The Right Certificates, whenever distributed, shall be dated as of the Record Date.

(a)        The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company.  Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

(b)        Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock issuable upon exercise of the Rights made in accordance with the provisions of this Agreement.

SECTION 5.  Registration; Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Section 8 Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates.  Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate and the certificate number.

(a)        At any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth in this Agreement, be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered.  Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has complied with the requirements of Section 6(e).  Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 6(d), 6(e), 8(d), 12 and 21, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates as so requested.  The Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer or exchange of any Right Certificate or Certificates.

(b)        Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

SECTION 6.  Exercise of Rights.  Section 9 The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 6(d), 6(e), 8(b) and 22) in whole or in part at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check or bank draft payable in immediately available or next day funds to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.

(a)        Upon satisfaction of the requirements of Section 9 and subject to Section 18(k), the Rights Agent shall thereupon promptly Section 10 (A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of one one-hundredths of a share of Preferred Stock to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company will direct the depositary agent to comply with such request), Section 11 requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 12 and Section 12 after receipt of such certificates or depositary receipts and cash, if any, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder).  If the Company is obligated to deliver Common Stock or other securities or assets pursuant to this Agreement, the Company will make all arrangements necessary so that such securities and assets are available for delivery by the Rights Agent, if and when appropriate.

(b)        Each Person (other than the Company) in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Preferred Stock are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

(c)        In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 12.

(d)        Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 9(i) Event, any Rights Beneficially Owned by Section 13 an Acquiring Person or an Associate or Affiliate of an Acquiring Person, Section 14 a transferee of an Acquiring Person (or of any such Associate or Affiliate of an Acquiring Person) who (A) becomes a transferee after a Section 9(i) Event, (B) becomes a transferee prior to or concurrently with a Section 9(i) Event and receives such Rights pursuant to either (1) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 6(d), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Agreement or otherwise.  The Company shall use all reasonable efforts to insure that the provisions of this Section 6(d) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.

(e)        Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer pursuant to Section 5 or exercise pursuant to this Section 6 unless the registered holder of the applicable Rights Section 15 shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, Section 16 shall not have indicated an affirmative response to clause 1 or 2 thereof and Section 17 shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION 7.  Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for exercise, transfer or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement.  The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall cancel, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 8.  Reservation and Availability of Capital Stock.  Section 18 The Company covenants and agrees that it will cause to be reserved and kept available a number of authorized but not outstanding shares of Preferred Stock sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.

(a)        So long as the Preferred Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.

(b)        The Company shall Section 19 file, as soon as practicable following the earliest date after the occurrence of a Section 9(i) Event and determination of the consideration to be delivered by the Company upon exercise of the Rights in accordance with Section 9(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, Section 20 cause such registration statement to become effective as soon as practicable after such filing and Section 21 cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date.  The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in Section 19, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect.  Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.

(c)        The Company shall take all such action as may be necessary to insure that all one one-hundredths of a share of Preferred Stock issuable upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and nonassessable.

(d)        The Company shall pay when due and payable any and all federal and state transfer taxes and other governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Preferred Stock upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or any certificates for Preferred Stock to a Person other than the registered holder of the applicable Right Certificate.  Prior to any such issuance or delivery of any Right Certificates or any certificates for Preferred Stock, any such transfer tax or other governmental charge shall have been paid by the holder of such Right Certificate or it shall have been established to the Company’s satisfaction that no such tax or other governmental charge is due.

SECTION 9.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  Section 22 (i) If the Company at any time after the date of this Agreement (A) pays a dividend on the Preferred Stock in shares of Preferred Stock, (B) subdivides the outstanding Preferred Stock into a greater number of shares, (C) combines the outstanding Preferred Stock into a smaller number of shares or (D) issues any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger involving the Company), the Purchase Price in effect immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other capital stock issuable on such date, shall be proportionately adjusted so that each holder of a Right shall (except as otherwise provided herein, including Section 6(d)) thereafter be entitled to receive, upon exercise of such Right at the Purchase Price in effect immediately prior to such date, the aggregate number and kind of shares of Preferred Stock or other capital stock, as the case may be, which such holder would have been entitled to receive upon such exercise and by virtue of such dividend, subdivision, combination or reclassification as if such Right had been exercised immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification.  If an event occurs which requires an adjustment under both this Section 22(i) and Section 9(i), the adjustment provided for in this Section 22(i) shall be made prior to, and in addition to, any adjustment required pursuant to Section 9(i).

(i)          If any Person, alone or together with its Affiliates and Associates, becomes, at any time after the date of this Agreement, an Acquiring Person (a “Section 9(i) Event”), then each holder of a Class A Right and each holder of Class B Right, shall (except as otherwise provided herein, including Section 6(d)) thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of a Section 9(i) Event, in lieu (in both cases) of Preferred Stock, such number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock and Class B Common Stock, respectively, (such shares being referred to herein as the “Adjustment Shares”) equal to the result obtained by dividing

(x)         the product obtained by multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 9(i) Event by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence (such product being from such time on the “Purchase Price” for each Right and for all purposes of this Agreement) by

(y)         50% of the current market price per share of the Common Stock (determined pursuant to Section 26) for which a Right is exercisable on the date of such first occurrence (it being understood that for the purposes of this Agreement, the current market price of a Class B Common Stock shall be the current market price of a Class A Common Stock as so determined);

provided, however, that the Purchase Price (as so adjusted pursuant to the foregoing clause (ii)(x)) and the number of Adjustment Shares so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 9(f).  From and after the occurrence of a Section 11 Event, any Rights that have not theretofore been exercised pursuant to this Section 9(i) shall thereafter be exercisable only in accordance with Section 11 and not pursuant to this Section 9(i).

(ii)                                If the number of shares of Common Stock which are authorized by the Company’s certificate of incorporation but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 9(i), the Company shall, with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price then in effect, Section 23 (to the extent available) shares of the applicable class of Common Stock, then Section 24 (to the extent available) such number of one one-hundredths of a share of Preferred Stock as are then equivalent in value to the value of the Adjustment Shares and then Section 25 other equity or debt securities of the Company, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (as determined by the Board based upon the advice of a nationally recognized investment banking firm) equal to the value of the Adjustment Shares; provided that (1) the Company may, and (2) if the Company shall not have made adequate provision as required above to deliver value within 30 days following the first occurrence of a Section 9(i) Event (the “Substitution Period”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (x) (to the extent available) shares of the applicable class of Common Stock, then (y) (to the extent available) one-hundredths of a share of Preferred Stock and then, (z) other equity or debt securities of the Company, cash or other assets or any combination of the foregoing, having an aggregate value (as determined by the Board based upon the advice of a nationally recognized investment banking firm) equal to the excess of the value of the Adjustment Shares over the Purchase Price.  To the extent that the Company determines that some action is to be taken pursuant to the preceding sentence, the Company (A) shall provide, subject to Section 6(d), that such action shall apply uniformly to all outstanding Rights and (B) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to decide the appropriate form and value of any consideration to be delivered as referred to in such sentence.  If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 9(ii), the value of the Common Stock shall be the current market price per share of the applicable class of Common Stock (as determined pursuant to Section 26) on the date of the first occurrence of a Section 9(i) Event; any common stock equivalent shall be deemed to have the same value as the Common Stock on such date; and the value of other securities or assets shall be determined pursuant to Section 9(d)(ii).

(b)          If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or securities having the same rights, privileges and preferences as the shares of Preferred Stock (“equivalent preferred stock”)) or securities convertible into or exercisable for Preferred Stock (or equivalent preferred stock) at a price per share of Preferred Stock (or equivalent preferred stock) (in each case, taking account of any conversion or exercise price) less than the current market price per share of Preferred Stock (as determined pursuant to Section 9(d)(i)), then on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the sum of (i) the number of shares of Preferred Stock outstanding on such record date plus (ii) the number of shares of Preferred Stock which the aggregate price (taking account of any conversion or exercise price) of the total number of shares of Preferred Stock (and/or equivalent preferred stock) so to be offered would purchase at such current market price and the denominator of which shall be the sum of (i) number of shares of Preferred Stock outstanding on such record date plus (ii) the number of additional shares of Preferred Stock (and/or equivalent preferred stock) so to be offered.  If such subscription price may be paid by delivery of consideration part or all of which will be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)                        If the Company fixes a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution in connection with a consolidation or merger involving the Company) of evidences of indebtedness, equity securities other than Preferred Stock, assets (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company) or rights, options or warrants (excluding those referred to in Section 9(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Preferred Stock (as determined pursuant to Section 9(d)(ii)) on such record date, less the value (as determined pursuant to Section 9(d)(ii)) of such evidences of indebtedness, equity securities, assets, rights, options or warrants so to be distributed with respect to one share of Preferred Stock and the denominator of which shall be such current market price per share of Preferred Stock.  Such adjustment shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)                       Section 26 For purposes of computations hereunder other than computations made pursuant to Sections 9(ii) or 12, the “current market price” per share of any class of Common Stock on any date shall be the average of the daily closing prices per share of such Common Stock at the close of the regular session of trading for the 30 Trading Days immediately prior to such date; for purposes of computations made pursuant to Section 9(ii), the “current market price” per share of any class of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock at the close of the regular session of trading for the 10 Trading Days immediately following such date; and for purposes of computations made pursuant to Section 12, the “current market price” per share of any class of Common Stock for any Trading Day shall be the closing price per share of Common Stock at the close of the regular session of trading for such Trading Day; provided that if the current market price per share of the applicable class of Common Stock is determined during a period that is in whole or in part following the announcement by the issuer of such Common Stock of (a) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities exercisable for or convertible into shares of such Common Stock (other than the Rights), or (b) any subdivision, combination or reclassification of such Common Stock, and prior to the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading.  The closing price for each day shall be the last sale price, regular way, at the close of the regular session of trading or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system at the close of the regular session of trading with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such shares of Common Stock are listed or admitted to trading or, if such shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use or, if on any such date such shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board (in each case prices which are not identified as having been reported late to such system).  If on any such date, no market maker is making a market in applicable class of Common Stock or the applicable class of Common Stock is not publicly held or not so listed or traded, the “current market value” of such shares on such date shall be as determined in good faith by the Board (or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board)

which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  Solely for the purposes of this Agreement the “current market price” of a Class B Common Stock shall be equal to the “current market price” of a Class A Common Stock as computed under this Section 9(d).

(i)            For the purpose of any computation hereunder, the “current market price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 26 (other than the last sentence thereof).  If the current market price per share of Preferred Stock cannot be determined in such manner, the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of Common Stock (as determined pursuant to Section 26).  For all purposes of this Agreement, the “current market price” of one one-hundredth of a share of Preferred Stock shall be equal to the “current market price” of one share of Preferred Stock divided by 100.

(ii)        For the purpose of any computation hereunder, the value of any securities or assets other than Common Stock or Preferred Stock shall be the fair value as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e)                        Notwithstanding any provision of this Agreement to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided that any adjustments which by reason of this Section 9(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 9 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be.

(f)                         If at any time, as a result of an adjustment made pursuant to Sections 9(i) or 37, the holder of any Right is entitled to receive upon exercise of such Right any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 9, and the provisions of Sections 6, 8, 11 and 12 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)                       All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one one-hundredths of a share of Preferred Stock and other capital stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)                       Unless the Company has exercised its election as provided in Section 9(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 9(b) and 9(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by Section 27 multiplying (x) the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and Section 28 dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)                          The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 9(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 12, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)                          Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(k)                       Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

(l)                          In any case in which this Section 9 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)                   Anything in this Section 9 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 9, as and to the extent that it, in its sole discretion, determines to be advisable so that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of any Preferred Stock or securities which by their terms are convertible into or exercisable for Preferred Stock, stock dividends or issuance of rights, options or warrants referred to in this Section 9 hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such stockholders.

(n)                       The Company shall not at any time after the Distribution Date Section 29 consolidate, merge or otherwise combine with, or Section 30 sell or otherwise transfer (or permit any of its Subsidiaries to sell or otherwise transfer), directly or indirectly in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to, any other Person or Persons if (x) at the time of or immediately after such consolidation, merger, combination, sale or transfer there are any rights, warrants or other instruments or securities outstanding or any agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, combination, sale or transfer, the stockholders of a Person who constitutes, or would constitute, the “Principal Party” for the purposes of Section 11 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o)                       The Company agrees that after the Distribution Date, it will not, except as permitted by Sections 20, 21 or 24, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)                       Notwithstanding anything in this Agreement to the contrary, if at any time after the date hereof and prior to the Distribution Date the Company Section 31 pays a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, Section 32 subdivides the outstanding Common Stock into a larger number of shares or Section 33 combines the outstanding Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter as contemplated by Section 3, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the product obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

SECTION 10.  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Sections 9 or 11, the Company shall Section 34 promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, Section 35 promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and Section 36 mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in the manner set forth in Section 23.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

SECTION 11.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.  Section 37 If, following the occurrence of a Section 9(i) Event, directly or indirectly,

(x)                                 the Company consolidates with, merges into or otherwise combines with, any Acquiring Person or any Affiliate or Associate of an Acquiring Person, and the Company is not the continuing or surviving corporation of such consolidation, merger or combination;

(y)                                 any Acquiring Person or any Affiliate or Associate of an Acquiring Person merges into, or otherwise combines with, the Company, and the Company is the continuing or surviving corporation of such merger or combination and, in connection with such merger or combination, all or part of the outstanding shares of Common Stock is changed into or exchanged for other stock or securities of the Company or of any Acquiring Person or any Affiliate or Associate of an Acquiring Person, cash or any other property; or

(z)                                  the Company and/or one or more of its Subsidiaries sells or otherwise transfers, in one transaction or a series of related transactions, to any Acquiring Person or any Affiliate or Associate of an Acquiring Person, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole,

(each of the above, a “Section 11 Event”) then, and in each such case, proper provision shall promptly be made so that

(i)                                            each holder of a Right shall thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of a Section 9(i) Event, such number of duly authorized, validly issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by dividing

(A)                   the product obtained by multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 9(i) Event by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence (such product being from such time on the “Purchase Price” for each Right and for all purposes of this Agreement) by

(B)                   50% of the current market price (determined pursuant to Section 26) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, combination, sale or transfer;

provided, however, that the Purchase Price (as so adjusted pursuant to the foregoing clause (i)(A)) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 9(f) to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer;

(ii)                                        the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, combination, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

(iii)                                    the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 9 shall apply only to such Principal Party following the first occurrence of a Section 11 Event; and

(iv)                                     such Principal Party shall take such steps (including the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 37) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

(b)                       “Principal Party” means

(i)            in the case of any transaction described in Sections 37(x) or 37(y), the Person that is the issuer of any securities into which any shares of Common Stock of the Company are converted in such merger, consolidation or combination, and if no securities are so issued, the Person that survives or results from such merger, consolidation or combination; or

(ii)        in the case of any transaction described in Section 37(z), the Person that is receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided that in any such case, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c)                        The Company shall not consummate any such consolidation, merger, combination, sale or transfer unless the Principal Party has a sufficient number of authorized shares of its Common Stock which are not outstanding or otherwise reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 11 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 37 and 11(b) and providing that, as soon as practicable after the date of any consolidation, merger, combination, sale or transfer mentioned in Section 37, the Principal

Party shall (i) prepare and file a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, and shall use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing and (B) to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and (ii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

SECTION 12.  Fractional Rights and Fractional Shares.  Section 38 The Company is not required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 9(p), or to distribute Right Certificates which evidence fractional Rights.  In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Class A Right Certificates or the Class B Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market price of a whole Class A Right or Class B Right, as the case may be.  For purposes of this Section 38, the current market price of a whole Class A Rights or Class B Rights shall be the closing price of the applicable Right at the close of the regular session of trading for the Trading Day immediately prior to the date on which such fractional Class A Rights or Class B Rights would otherwise have been issuable.  The closing price of a Class A Right or Class B Right, as the case may be for any day shall be determined in the manner set forth for the Common Stock in Section 26.

(a)                       The Company is not required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one—hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock).  In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Class A Right Certificates or Class B Right Certificates, as the case may be at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-hundredth of a share of Preferred Stock.  For purposes of this Section 12(a), the current market price of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 9(d)) for the Trading Day immediately prior to the date of such exercise.

(b)                       Following the occurrence of any Section 9(i) Event or Section 11 Event or upon any exchange pursuant to Section 21, the

Company shall not be required to issue fractions of shares of Class A Common Stock or Class B Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Class A Common Stock or Class B Common Stock.  In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Class A Right Certificates or Class B Right Certificates, as the case may be, at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of a share of the applicable class of Common Stock.  For purposes of this Section 12(b), the current market price of a share of Common Stock shall be the closing price of a share of Class A Common Stock or Class B Common Stock, as applicable, (as determined pursuant to Section 9(d)) for the Trading Day immediately prior to the date of such exercise or exchange.

(c)          Each holder of a Right, by his acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 12.

SECTION 13.  Rights of Action.  All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of certificates representing Common Stock); and any such holder, without the consent of any other such holder or the Rights Agent, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

SECTION 14.  Agreement of Right Holders.  Each holder of a Right, by his acceptance of the Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)    prior to the Distribution Date, the Rights will be evidenced by and transferable only in connection with the transfer of Common Stock;

(b)    after the Distribution Date, the Rights will be evidenced by Right Certificates and transferable only on the registry books of the Rights Agent pursuant to Section 5;

(c)    subject to Sections 5 and 6, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, a certificate representing shares of Common Stock) is registered as the absolute owner of such certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the certificate representing shares of Common Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 6(d), shall be affected by any notice to the contrary; and

(d)    notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 15.  Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 22), or to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 16.  Appointment of Rights Agent.  Section 39 The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.  If the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall determine.

(a)          The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the execution or administration of this Agreement and the exercise and performance of its duties hereunder.  The Company also shall indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability.

SECTION 17.  Merger or Consolidation or Change of Name of Rights Agent.  Section 40 Any corporation into or with which the Rights Agent or any successor Rights Agent may be merged, consolidated or combined, any corporation resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any party hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 19.  If at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(a)          If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

SECTION 18.  Duties of the Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)    Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary that any fact or matter (including the identity of any “Acquiring Person” and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President or the Secretary, of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)     The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)    The Rights Agent shall not be responsible Section 41 in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), Section 42 for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate, Section 43 for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 6(d)) or Section 44 any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided herein or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment).  The Rights Agent shall not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f)      The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)   The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer.

(h)   The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)      The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct; provided that reasonable care was exercised in the selection and continued employment thereof.

(j)      No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)  If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l)      The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

SECTION 19.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice to the Company and to each transfer agent of the Common Stock and Preferred Stock, and, after the Distribution Date, to the holders of the Right Certificates.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates.  If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be Section 45 a corporation organized, in good standing and doing business under the laws of the United States or of any state of the United States, having a principal office in the State of New York, authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or Section 46 an Affiliate of a corporation described in Section 45.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, subsequent to the Distribution Date, mail a notice thereof to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 19, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 20.  Redemption.  Section 47 At any time prior to the occurrence of a Section 9(i) Event, the Board may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  The Redemption Price shall be payable, at the option of the Company, in cash, shares of Class A Common Stock, or such other form of consideration as the Board shall determine.

(a)          Immediately upon the action of the Board electing to redeem the Rights (or at such later time as the Board may establish for the effectiveness of such redemption) and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held.  The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in Section 23; provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

SECTION 21.  Exchange.  Section 48 At any time after the occurrence of a Section 9(i) Event, the Board may, at its option, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 6(d)) for shares of Common Stock at an exchange ratio of one Class A Common Stock and one Class B Common Stock per Class A Right and Class B Right, respectively, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Notwithstanding the foregoing, (i) the Board shall not be empowered to effect such exchange at any time after an Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding and (ii) from and after the occurrence of a Section 11 Event, any Rights that theretofore have not been exchanged pursuant to this Section 48 shall thereafter be exercisable only in accordance with Section 11 and may not be exchanged pursuant to this Section 48.

(a)          Immediately upon the effectiveness of the action of the Board to exchange any Rights pursuant to Section 48 (or at such later time as the Board may establish) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of Class A Common Stock or Class B Common Stock equal to the number of such Class A Rights or Class B Rights, as the case may be, held by such holder multiplied by the Exchange Ratio.  The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 23; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of Rights for shares of Common Stock will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Class A Rights or Class B Rights (other than Rights which have become void pursuant to Section 6(d)) held by each holder of Class A Rights or Class B Rights.

(b)          The Company may at its option substitute, and, if there shall not be sufficient shares of Common Stock authorized but not outstanding to permit the exchange of Rights for Common Stock in accordance with Section 48, shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of one one-hundredths of a share of Preferred Stock such that the current market price (determined pursuant to Section 9(d)) of such number of one one-hundredths of a share of Preferred Stock is equal to the current market price (determined pursuant to Section 9(d)) of one share of Class A Common Stock or Class B Common Stock, as the case may be, as of the date of such exchange.

SECTION 22.  Notice of Proposed Actions.  Section 49 If the Company proposes, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class or to make any other distribution (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) to the holders of Preferred Stock, (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock), (iv) to effect, or permit any of its Subsidiaries to effect, any consolidation, merger or combination with any other Person, or to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, or (v) to effect the liquidation, dissolution or winding-up of the Company, then, in each such case, the Company shall give to each holder of a Right, a notice of such proposed action specifying the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, combination, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Sections 49(i) or 49(ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be earlier.  The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(a)          If a Section 9(i) Event or Section 11 Event occurs, then, in any such case, Section 50 the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 23, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Sections 9(i) or 11, as the case may be, and Section 51 all references in Section 49 to Preferred Stock shall be deemed thereafter to refer to Common Stock or other capital stock, as the case may be.

SECTION 23.  Notices.  Except as set forth below, all notices, requests and other communications to any party hereunder and to the holder of any Right shall be in writing unless otherwise expressly specified herein.  Notices or demands authorized by this Agreement to be given or made to or on the Company or (subject to Section 19) the Rights Agent shall be sufficiently given or made if sent by registered or certified mail (postage prepaid) to the addresses set forth below (or such other address as such party specifies in writing to the other party):

if to the Company, to:

IHS Inc.
15 Inverness Way East
Eaglewood, CO 80112
Attention: Mr. Stephen Green
Facsimile Number: (212) 850-8540

if to the Rights Agent, to:

Computershare Trust Company, Inc.
350 Indiana Street
Suite 800

Golden, CO 80401
Attention: Kellie Gwinn, Vice President
Facsimile Number: (303) 262-0700

Except as otherwise expressly set forth in this Agreement, notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate any certificate representing shares of Common Stock is sufficiently given or made if sent by first-class mail (postage prepaid) to each record holder of such Certificate at the address of such holder shown on the registry books of the Company.  Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given to such holders.

SECTION 24.  Supplements and Amendments.  At any time prior to the occurrence of a Section 9(i) Event, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock.  At any time after the occurrence of a Section 9(i) Event, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights; provided, however, that no such supplement or amendment may Section 52 adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), Section 53 cause this Agreement again to become amendable other than in accordance with this sentence or Section 54 cause the Rights again to become redeemable.  Upon the delivery of a certificate from the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Agreement, the Rights Agent shall execute such supplement or amendment.

SECTION 25.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 26.  Automatic Conversion of Class B Rights.  After a Distribution Date, any outstanding Class B Right shall convert automatically, without any action by the holder, into one Class A Right upon the earlier of (a) the fourth anniversary date of the closing of the Initial Public Offering (as defined below); (b) the date on which holders of Class B Common Stock do not own at least 22% of the aggregate number of shares of Common Stock then outstanding, as determined by the Board; (c) the death of Georg Heinrich Thyssen-Bornemisza; or (d) any Transfer of such Class B Right, unless such transfer is (x) to any trust so long as (i) such trust wholly owns, directly or indirectly, TBG Holdings NV and (ii) the principal beneficiary of such trust is Georg Heinrich Thyssen-Bornemisza or (y) to any corporate entities, partnerships or other similar entities so long as The Thyssen-Bornemisza Continuity Trust or any trust described in clause (d)(x) above directly or indirectly wholly owns such entities.  “Initial Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock to the public involving an aggregate offering price to the public of not less than Fifty Million Dollars ($50,000,000) before deduction of underwriters’ commissions and expenses.

SECTION 27.  Determinations and Actions by the Board, etc.  For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act as in effect on the date of this Agreement.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

SECTION 28.  Benefits of This Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the certificates representing the shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the

Distribution Date, the certificates representing the shares of Common Stock).

SECTION 29.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 30.  Governing Law.  This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights and obligations of the Rights Agent shall be governed by the law of the State of New York.

SECTION 31.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

IHS INC.

By:	/s/ Stephen Green
	Name:	Stephen Green
	Title:	Senior Vice President and General Counsel

COMPUTERSHARE TRUST COMPANY, INC.

By:	/s/ Kellie Gwinn
	Name:	Kellie Gwinn
	Title:	Vice President

By:	/s/ John M. Wahl
	Name:	John M. Wahl
	Title:	Corporate Trust Officer

EXHIBIT A

FORM OF
CERTIFICATE OF DESIGNATION
OF
SERIES A JUNIOR PARTICIPATING
PREFERRED STOCK

OF

IHS INC.

Pursuant to Section 151 of the
General Corporation Law of the
State of Delaware

I, Stephen Green, Senior Vice President and General Counsel, of IHS Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“Delaware Law”), in accordance with the provisions thereof, HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on April 6, 2005, adopted the following resolution creating a series of Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows:

Section 1.  Designation and Number of Shares.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock”, with no par value per share (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 937,500.  Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

Section 2.  Dividends and Distributions.  (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on February 28, May 31, August 31 and November 30 of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 and (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (A) a dividend payable in shares of Class A Common Stock, par value $0.01 per share or Class B Common Stock, $0.01 par value per share, of the Corporation (together the “Common Stock”) or (B) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  If the Corporation, at any time after November 16, 2005 (the “Rights Declaration Date”), pays any dividend on Common Stock payable in shares of Common Stock or effects a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under Section 2(a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)                         The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in Sections 2(a)(ii)(A) and 2(a)(ii)(B) above); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)                          Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such shares of Series A Preferred Stock, unless the date of issuance of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

(a)                         Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Corporation.  If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)                         Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

(c)                          (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment.  During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

(ii)                                   During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to Section 3(c)(iii) hereof or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy.  The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right.  At any meeting at which holders of Preferred Stock shall initially exercise such voting right, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors.  If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number.  After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

(iii)                                Unless the holders of Preferred Stock shall have previously exercised their right to elect Directors during an existing default period, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation.  Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing such notice to him at the address of such holder shown on the registry books of the

Corporation.  Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series.  Notwithstanding the provisions of this Section 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

(iv)                               In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant.  References in this Section 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v)                                  Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of Section 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws).  Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(d)                         The Certificate of Incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A

Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

(e)                          Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

Section 4.  Certain Restrictions.  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

(i)                                      declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock;

(ii)                                   declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)                                redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding-up) to the Series A Preferred Stock; or

(iv)                               redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)                         The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware Law.

Section 6.  Liquidation, Dissolution and Winding-up.  Upon any liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.  If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, etc.  If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged.  If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  No Redemption.  The Series A Preferred Stock shall not be redeemable.

Section 9.  Rank.  The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding-up) to all other series of the Corporation’s preferred stock except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

Section 10.  Fractional Shares.  Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate this 10th day of November, 2005.

Name:	Stephen Green
Title:	Senior Vice President and General Counsel

EXHIBIT B

AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED OR TRANSFERRED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.

SUMMARY OF TERMS

IHS INC.

STOCKHOLDER RIGHTS PLAN

Form of Security

The Board of Directors has declared a dividend of one preferred stock purchase right for each outstanding share of the Company’s Class A Common Stock and Class B Common Stock, payable to holders of record as of the close of business on November 16, 2005 (each a “Class A Right”, “Class B Right”, as the case may be, and collectively, the “Rights”).

Issuance of Right Certificates; Transfer

Prior to the Distribution Date(1), (i) the Rights will be evidenced by the certificates for the Class A Common Stock, par value $0.01 per share or Class B Common Stock, $0.01 par value per share (“Common Stock”) of the Company and not separate certificates evidencing the Rights (a “Class A Right Certificate” or “Class B Right Certificate” and any one, a “Right Certificates”), and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights; and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock.

After the Distribution Date, the Rights Agent will mail separate Class A Right Certificates and Class B Right Certificate to each record holder of the respective class of Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

Exercise	Prior to the Distribution Date, the Rights are not exercisable.

After the Distribution Date, but prior to the occurrence of an event described below under “Flip-In” or “Flip-Over”, each Right shall be exercisable to purchase, for $100, subject to adjustment (the “Purchase Price”), one one-hundredth of a share of Series A Junior Participating Preferred Stock, with no par value per share, of the Company.

(1)   Distribution Date generally means the earlier of:

(1)                                 the 10th day after public announcement that any person or group has become an Acquiring Person (as defined below), and

(2)                                 the 10th business day after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person.

Acquiring Person

Subject to certain exceptions, an “Acquiring Person” is any person or group who becomes the beneficial owner of 15% or more of the Common Stock. The exceptions include: (i) the Company’s employee benefit plans, (ii) any person that the Company’s Board of Directors determines exceeded the threshold inadvertently and then promptly divests the excess shares, (iii) any person who becomes an Acquiring Person because the Company repurchases outstanding shares of Common Stock unless such person acquires additional shares of Common Stock, (iv) Tornabuoni Limited and its Affiliates and Associates, (v) Thybo Trustees Limited and its Affiliates and Associates, (vi) The Thyssen-Bornemisza Continuity Trust and its Affiliates and Associates, including TBG Holdings N.V., Urpasis Investments Limited and Urvanos Investments Limited and their respective Affiliates and Associates and (vi) any Permitted Transferee; provided however, that if a Permitted Transferee at any time beneficially owns less than the Specified Percentage of shares of outstanding Common Stock (without giving effect to any special voting rights of the Class B Common Stock) such Permitted Transferee shall no longer be an Exempt Person.

Flip-In

If any person or group becomes an Acquiring Person, then each Class A Right and Class B Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of the Company’s Class A Common Stock and Class B Common Stock, respectively having a market value of twice the Purchase Price.

Flip-Over

If, after any person or group becomes an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Exchange

At any time after any person becomes an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company’s Common Stock or the occurrence of a merger, combination, sale or transfer described in “Flip-Over” above), the Board of Directors may exchange all or part of the Class A Rights and Class B Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for shares of Class A Common Stock and Class B Common Stock, respectively at an exchange ratio of one share of Class A Common Stock or Class B Common Stock, respectively per Class A Right.

Redemption	The Board of Directors may redeem all of the Rights at a price of $.01 per Right at any time prior to the time that any person becomes an Acquiring Person.

Expiration	The Rights will expire on November 10, 2015, unless earlier exchanged or redeemed.

Amendments	Prior to any person becoming an Acquiring Person, the Rights Agreement may be amended in any respect.

After any person has become an Acquiring Person, the Rights Agreement may not be amended in any respect that would adversely affect the Rights holders (other than any Acquiring Person and certain affiliated persons) or cause the Rights again to become redeemable.

Voting Rights	Rights holders have no stockholder rights, including no right to vote or to receive dividends.

Antidilution Provisions	The Rights Agreement includes standard antidilution provisions designed to protect the efficacy of the Rights.

Taxes

While the dividend of the Rights will not be taxable to stockholders or to the Company, stockholders or the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form S-1.  A copy of the Rights Agreement is available free of charge from the Company.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended from time to time, the complete terms of which are hereby incorporated by reference.

EXHIBIT C

FORM OF CLASS A RIGHT CERTIFICATE

No. R -	[Number of] Rights

NOT EXERCISABLE AFTER THE EARLIER OF November 10, 2015 AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT.  AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.

RIGHT CERTIFICATE

IHS INC.

This Right Certificate certifies that                                             , or registered assigns, is the registered holder of the number of Class A Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of November 10, 2005 (the “Rights Agreement”) between IHS Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, Inc. (the “Rights Agent”)) to purchase from the Company, at any time after the Distribution Date and prior to the Expiration Date, one one-hundredth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company at a purchase price of $100 per one one-hundredth of a share (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Class A Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

Terms used herein and not otherwise defined herein shall have the meanings given to them in the Rights Agreement.

The number of Class A Rights evidenced by this Class A Right Certificate (and the number and kind of shares issuable upon exercise of each Class A Right) and the Purchase Price set forth above are as of November 16, 2005, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

Upon the first occurrence of a Section 9(i) Event, if the Class A Rights evidenced by this Class A Right Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of such Acquiring Person, (b) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who (i) becomes a transferee after a Section 9(i) Event, (ii) becomes a transferee prior to or concurrently with a Section 9(i) Event and receives such Class A Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Class A Rights or (B) a transfer which is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of these transfer restrictions, such Class A Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Class A Rights.

This Class A Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Class A Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Class A Rights under the specific circumstances set forth in the Rights Agreement.

At any time after the Distribution Date and prior to the Expiration Date, any Class A Right Certificate or Certificates may, upon the terms and subject to the conditions set forth below in the Rights Agreement, be transferred or exchanged for another Class A Right Certificate or Certificates evidencing a like number of Class A Rights as the Class A Right Certificate or Certificates surrendered.  Any registered holder desiring to transfer or exchange any Class A Right Certificate or Certificates shall surrender such Class A Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose.

Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option,

(a)                                 at any time prior to the occurrence of a Section 9(i) Event redeem all but not less than all of the then outstanding Class A Rights at a redemption price of $.01 per Class A Right as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement; or

(b)                                 at any time after the occurrence of a Section 9(i) Event exchange all or part of the then outstanding Class A Rights (which shall not include Class A Rights that have become void pursuant to Section 6(d)) for shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock per Class A Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement.  If the Class A Rights shall be exchanged in part, the holder of this Class A Right Certificate shall be entitled to receive upon surrender hereof another Class A Right Certificate or Certificates for the number of whole Class A Rights not exchanged.

The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock) upon the exercise of the Class A Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock).  In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Class A Right Certificates at the time such Class A Rights are exercised an amount in cash equal to the same fraction of the current market price of one one-hundredth of a share of Preferred Stock.  If this Class A Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Class A Right Certificate or Certificates for the number of whole Class A Rights not exercised.

No holder of this Class A Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), to receive dividends or subscription rights, or otherwise) until the Class A Right or Rights evidenced by this Class A Right Certificate shall have been exercised as provided in the Rights Agreement.

This Class A Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated as of                                           , 20

IHS INC.

By:
Name:
Title:

[SEAL]

Attest:

Name:
Title: [Secretary]

Countersigned:

COMPUTERSHARE TRUST COMPANY, INC., as Rights Agent

By:
Name:
Title:

By:
Name:
Title:

Form of Reverse Side of Class A Right Certificate

FORM OF ASSIGNMENT

(To be executed if the registered holder
desires to transfer the Class A Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Class A Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                              Attorney, to transfer the within Class A Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                                           , 20

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)                                 the Class A Rights evidenced by this Class A Right Certificate       are       are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)                                 after due inquiry and to the best knowledge of the undersigned, it       did       did not acquire the Class A Rights evidenced by this Class A Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: , 20
Signature

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Class A Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise Class A Rights represented by the Class A Right Certificate.)

To:                             IHS INC.

The undersigned hereby irrevocably elects to exercise                          Class A Rights represented by this Class A Right Certificate to purchase shares of Preferred Stock issuable upon the exercise of the Class A Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Class A Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Class A Rights shall not be all the Class A Rights evidenced by this Right Certificate, a new Class A Right Certificate for the balance of such Class A Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: , 20

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)                                 the Class A Rights evidenced by this Class A Right Certificate       are       are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)                                 after due inquiry and to the best knowledge of the undersigned, it       did       did not acquire the Class A Rights evidenced by this Class A Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: , 20

Signature

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Class A Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT D

FORM OF CLASS B RIGHT CERTIFICATE

No. R -	[Number of] Rights

NOT EXERCISABLE AFTER THE EARLIER OF November 10, 2015 AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT.  AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.

RIGHT CERTIFICATE

IHS INC.

This Right Certificate certifies that                                             , or registered assigns, is the registered holder of the number of Class B Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of November 10, 2005 (the “Rights Agreement”) between IHS Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, Inc. (the “Rights Agent”)) to purchase from the Company, at any time after the Distribution Date and prior to the Expiration Date, one one-hundredth of a fully paid, nonassessable share of Class B Junior Participating Preferred Stock (the “Preferred Stock”) of the Company at a purchase price of $ per one one-hundredth of a share (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Class B Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

Terms used herein and not otherwise defined herein shall have the meanings given to them in the Rights Agreement.

The number of Class B Rights evidenced by this Class B Right Certificate (and the number and kind of shares issuable upon exercise of each Class B Right) and the Purchase Price set forth above are as of November 16, 2005, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

Upon the first occurrence of a Section 9(i) Event, if the Class B Rights evidenced by this Class B Right Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of such Acquiring Person, (b) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who (i) becomes a transferee after a Section 9(i) Event, (ii) becomes a transferee prior to or concurrently with a Section 9(i) Event and receives such Class B Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Class B Rights or (B) a transfer which is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of these transfer restrictions, such Class B Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Class B Rights.

This Class B Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Class B Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Class B Rights under the specific circumstances set forth in the Rights Agreement.

At any time after the Distribution Date and prior to the Expiration Date, any Class B Right Certificate or Certificates may, upon the terms and subject to the conditions set forth below in the Rights Agreement, be transferred or exchanged for another Class B Right Certificate or Certificates evidencing a like number of Class B Rights as the Class B Right Certificate or Certificates surrendered.  Any registered holder desiring to transfer or exchange any Class B Right Certificate or Certificates shall surrender such Class B Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose.

Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option,

(a)                                 at any time prior to the occurrence of a Section 9(i) Event redeem all but not less than all of the then outstanding Class B Rights at a redemption price of $.01 per Class B Right as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement; or

(b)                                 at any time after the occurrence of a Section 9(i) Event exchange all or part of the then outstanding Class B Rights (which shall not include Class B Rights that have become void pursuant to Section 6(d)) for shares of Class B Common Stock at an exchange ratio of one share of Class B Common Stock per Class B Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement.  If the Class B Rights shall be exchanged in part, the holder of this Class B Right Certificate shall be entitled to receive upon surrender hereof another Class B Right Certificate or Certificates for the number of whole Class B Rights not exchanged.

The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock) upon the exercise of the Class B Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock).  In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Class B Right Certificates at the time such Class B Rights are exercised an amount in cash equal to the same fraction of the current market price of one one-hundredth of a share of Preferred Stock.  If this Class B Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Class B Right Certificate or Certificates for the number of whole Class B Rights not exercised.

No holder of this Class B Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), to receive dividends or subscription rights, or otherwise) until the Class B Right or Rights evidenced by this Class B Right Certificate shall have been exercised as provided in the Rights Agreement.

This Class B Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated as of                                           , 20

IHS INC.

By:
Name:
Title:

[SEAL]

Attest:

Name:
Title:	[Secretary]

Countersigned:

COMPUTERSHARE TRUST COMPANY, INC., as Rights Agent

By:
Name:
Title:

By:
Name:
Title:

Form of Reverse Side of Class B Right Certificate

FORM OF ASSIGNMENT

(To be executed if the registered holder
desires to transfer the Class B Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Class B Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                              Attorney, to transfer the within Class B Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                                           , 20

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)                                 the Class B Rights evidenced by this Class B Right Certificate       are       are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)                                 after due inquiry and to the best knowledge of the undersigned, it       did       did not acquire the Class B Rights evidenced by this Class B Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: , 20
Signature

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Class B Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise Class B Rights represented by the Class B Right Certificate.)

To:                             IHS INC.

The undersigned hereby irrevocably elects to exercise                          Class B Rights represented by this Class B Right Certificate to purchase shares of Preferred Stock issuable upon the exercise of the Class B Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Class B Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Class B Rights shall not be all the Class B Rights evidenced by this Right Certificate, a new Class B Right Certificate for the balance of such Class B Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated:                                    , 20

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)                                 the Class B Rights evidenced by this Class B Right Certificate       are       are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)                                 after due inquiry and to the best knowledge of the undersigned, it       did       did not acquire the Class B Rights evidenced by this Class B Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                     , 20

Signature

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Class B Right Certificate in every particular, without alteration or enlargement or any change whatsoever.